Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Forestar Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)(3)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	$750,000,000.00	—(4)	$750,000,000.00	0.00014760	$110,700.00

	Equity	Primary Offering: Preferred Stock (par value $0.01 per share)	Rule 457(o)	—	—	—	—	—

Fees to Be Paid	Equity	Primary Offering: Common Stock (par value $1.00 per share)	Rule 457(o)	—	—	—	—	—

	Equity	Primary Offering: Warrants	Rule 457(o)	—	—	—	—	—

	Equity	Secondary Offering: Common Stock (par value $1.00 per share)	Rule 457(c)	15,000,000 Shares	$32.76(5)	$491,400,000.00(6)	0.00014760	$72,530.64

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$1,241,400,000.00		$183,230.64

	Total Fees Previously Paid							—

	Total Fee Offsets (7)							$93,687.30

	Net Fee Due							$89,543.34

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(p)

Fee Offset Claims	Forestar Group Inc.	Form S-3	333-259985	10/01/2021		$67,490.28 (7)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(7)	$728,050,513.35

Fee Offset Claims	Forestar Group Inc.	Form S-3	333-259985	10/01/2021		$26,197.02 (7)	Equity	Secondary Offering: Common Stock (par value $1.00 per share)	(7)	$282,600,000.00

Fee Offset Source	Forestar Group Inc.	Form S-3	333-259985		10/01/2021						$93,687.30 (7)

(1)

With respect to the primary offering, there are being registered under this registration statement such indeterminate number of securities of each identified class of the registrant, all at indeterminate prices, as shall have an aggregate initial offering price not to exceed $750,000,000.

(2)

With respect to the primary offering, includes an indeterminate number of shares of common stock which may be issued upon conversion of preferred stock, which are being registered and an indeterminate amount or number of shares of common stock and preferred stock which may be issued upon exercise of warrants, which are being registered.

(3)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)

The proposed maximum offering price per unit is not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.

(5)

Proposed maximum offering price per unit is $32.76, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on September 17, 2024.

(6)	Proposed maximum aggregate offering price is $491,400,000.00, based on the proposed maximum offering price per unit set forth in footnote 5 above.
(7)

On October 1, 2021, the registrant filed a registration statement on Form S-3 with the Securities and Exchange Commission, declared effective on October 8, 2021 (File No. 333-259985) (the “2021 Registration Statement”), registering the issuance of up to $750,000,000 of preferred stock, common stock and warrants (the “2021 Primary Securities”) and 15,000,000 shares of common stock to be offered by D.R. Horton, Inc. (the “2021 Secondary Securities” and together with the 2021 Primary Securities, the “2021 Securities”). A filing fee of $69,525.00 with respect to the 2021 Primary Securities and $26,197.02 with respect to the 2021 Secondary Securities was paid in connection with the filing of the 2021 Registration Statement. Pursuant to the 2021 Registration Statement, the registrant sold a total of $21,949,486.65 of the 2021 Primary Securities, which equated to an associated registration fee of $67,490.28, and no 2021 Secondary Securities were sold. Accordingly, the unused registration fee paid in connection with the 2021 Registration Statement and the 2021 Securities was $93,687.30. In accordance with Rule 457(p) under the Securities Act, the registration fee applicable to the $1,241,400,000.00 of securities proposed to be sold pursuant to this registration statement, in the amount of $183,230.64, is offset by the remaining balance of $93,687.30 from the unused registration fee paid in connection with the 2021 Registration Statement and the 2021 Securities. In accordance with Rule 457(p), the offering of the 2021 Securities under the 2021 Registration Statement is deemed terminated upon the filing of this registration statement.